Exhibit 99.1

bluebird bio Appoints Mary Lynne Hedley, Ph.D. to Board of Directors

Cambridge, Mass., September 20, 2017 – bluebird bio, Inc. (Nasdaq: BLUE), a clinical-stage company committed to developing potentially transformative gene therapies for severe genetic diseases and T cell-based immunotherapies for cancer, today announced that it has appointed Mary Lynne Hedley, Ph.D. to its Board of Directors.

“I’m thrilled to welcome Mary Lynne to the Board,” said Nick Leschly, chief bluebird. “Since founding TESARO in 2010, she has shepherded that company from a clinical stage to a commercial stage, and has experience in bringing novel therapies to patients in need. As we continue to progress our four clinical programs, her broad executive experience, from clinical research through operations and commercialization, will be an invaluable resource for the growing bluebird team.”

“bluebird bio is a clear leader in the development of gene therapies for patients with severe genetic diseases, and has shown tremendous promise with its BCMA program in immuno-oncology,” said Dr. Hedley. “I’m excited to have the opportunity to work closely with the bluebird management team to help bring the promise of their transformative therapies to patients in need across multiple products and markets.”

Mary Lynne Hedley, Ph.D., co-founded TESARO, Inc., in 2010 and since that time, has served as the company’s President and as a member of its board of directors. Prior to founding TESARO, Dr. Hedley served as Executive Vice President of Operations and Chief Scientific Officer of Abraxis BioScience. She served as Executive Vice President of Eisai Corporation of North America from January 2008 until July 2009, following the company's acquisition of MGI PHARMA in January 2008. Dr. Hedley served in various positions at MGI PHARMA from 2004 through its acquisition in January 2008, most recently as Executive Vice President and Chief Scientific Officer. Prior to that, Dr. Hedley co-founded and served as the President and Chief Executive Officer of ZYCOS, which was acquired by MGI PHARMA in 2004.

Dr. Hedley completed two consecutive postdoctoral fellowships at Harvard University and earned her doctoral degree in immunology from the University of Texas, Southwestern Medical Center and her Bachelor of Science degree in microbiology from Purdue University. She serves on the Board of Directors of Millendo Therapeutics Inc. and Youville Place, an assisted living facility. She served on the Board of Directors of Receptos, Inc. (NASDAQ: RCPT) from April 2014 until August 2015, when Receptos, Inc. was acquired by Celgene Corporation.

bluebird bio also announced that with Dr. Hedley’s appointment, John Maraganore, Ph.D. will transition off the Board of Directors. Dr. Maraganore has been on bluebird bio’s Board since 2012.

Exhibit 99.1

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s   product candidates and research programs. Any forward-looking statements are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, risks that the preliminary results from our clinical trials will not continue or be repeated in our ongoing clinical trials, the risk of cessation or delay of any of the ongoing or planned clinical studies and/or our development of our product candidates, the risk of a delay in the enrollment of patients in our clinical studies, risks that the current or planned clinical trials of the LentiGlobin drug product will be insufficient to support regulatory submissions or marketing approval in the United States and European Union, the risk that our collaborations, including the collaboration with Celgene, will not continue or will not be successful, and the risk that any one or more of our product candidates will not be successfully developed, approved or commercialized.  For a discussion of other risks and uncertainties, and other important factors, any of which could cause our actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in our annual report on Form 10-K and our most recent quarterly report on Form 10-Q, as well as discussions of potential risks, uncertainties, and other important factors in our subsequent filings with the Securities and Exchange Commission. All information in this press release is as of the date of the release, and bluebird bio undertakes no duty to update this information unless required by law.

Contact:

Investors & Media

Elizabeth Pingpank, 617-914-8736

epingpank@bluebirdbio.com